Exhibit 10.25

TENTH AMENDMENT TO
REVOLVING LOAN AGREEMENT

THIS TENTH AMENDMENT TO REVOLVING LOAN AGREEMENT (this “Amendment”), dated as of the 7th day of June, 2005, is made by and between KMG-BERNUTH, INC., a Delaware corporation (the “Borrower”), and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, successor by merger to SouthTrust Bank, an Alabama banking corporation, successor by conversion to SouthTrust Bank, National Association, formerly known as SouthTrust Bank of Alabama, National Association (the “Bank”).

W I T N E S S E T H:

WHEREAS, the Borrower and the Bank entered into a Revolving Loan Agreement dated August 1, 1996 (the “Loan Agreement”); and

WHEREAS, pursuant to that certain First Amendment to Revolving Loan Agreement dated effective as of December 31, 1996 (the “First Amendment”), the Bank and Borrower amended the Loan Agreement to extend the Revolving Loan Termination Date until November 30, 1998; and

WHEREAS, pursuant to that certain Second Amendment to Revolving Loan Agreement dated effective as of September 1, 1997 (the “Second Amendment”), the Bank and Borrower further amended the Loan Agreement to extend the Revolving Loan Termination Date until January 15, 1999; and

WHEREAS, pursuant to that certain Third Amendment to Revolving Loan Agreement dated effective as of December 31, 1997 (the “Third Amendment”), the Bank and Borrower further amended the Loan Agreement to, among other things, extend the Revolving Loan Termination Date until January 15, 2000, and to acknowledge the Bank’s release of the Guaranty; and

WHEREAS, pursuant to that certain Fourth Amendment to Revolving Loan Agreement dated effective as of June 26, 1998 (the “Fourth Amendment”), the Bank and Borrower further amended the Loan Agreement in order to amend certain financial covenants contained in the Loan Agreement; and

WHEREAS, pursuant to that certain Fifth Amendment to Revolving Loan Agreement dated effective as of January 15, 1999 (the “Fifth Amendment”), the Bank and Borrower further amended the Loan Agreement to extend the Revolving Loan Termination Date until January 31, 2001, and to reduce the amount of the Loan Fee payable by Borrower to Bank; and

WHEREAS, pursuant to that certain Sixth Amendment to Revolving Loan Agreement dated effective as of January 31, 2000 (the “Sixth Amendment”), the Bank and Borrower further amended the Loan Agreement to extend the Revolving Loan Termination Date until January 31, 2003; and

WHEREAS, pursuant to that certain Seventh Amendment to Revolving Loan Agreement dated effective as of January 31, 2001 (the “Seventh Amendment”), the Bank and Borrower further amended the Loan Agreement to increase the amount of the Revolving Loan Commitment from $2,500,000.00 to $3,500,000.00 and to extend the Revolving Loan Termination Date until January 31, 2004; and

WHEREAS, pursuant to that certain Eighth Amendment to Revolving Loan Agreement dated effective as of July 31, 2002 (the “Eighth Amendment”), the Bank and Borrower further amended the Loan Agreement to extend the Revolving Loan Termination Date until January 31, 2005; and

WHEREAS, pursuant to that certain Ninth Amendment to Revolving Loan Agreement dated effective as of December 14, 2004 (the “Ninth Amendment”) (the Loan Agreement as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, the Eighth Amendment and the Ninth Amendment being hereinafter referred to as the “Loan Agreement As Amended”), the Bank and Borrower further amended the Loan Agreement to increase the amount of the Revolving Loan Commitment from $3,500,000.00 to $5,000,000.00 and to extend the Revolving Loan Termination Date until December 31, 2007 (except as otherwise herein specifically provided, all capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Loan Agreement As Amended); and

WHEREAS, the Borrower desires, and the Bank has agreed, to further modify the Loan Agreement As Amended in order to provide certain amendments thereto, including, without limitation, amendments to certain financial covenants, all as more specifically hereinafter set forth.

NOW, THEREFORE, the Borrower and the Bank hereby modify the Loan Agreement As Amended as follows:

1.                                       The parties hereby acknowledge that SouthTrust Bank has heretofore merged into Wachovia Bank, National Association, and, accordingly, the Loan Agreement As Amended is hereby further amended to provide that any and all references to “SouthTrust Bank”, “SouthTrust Bank, National Association” or “SouthTrust Bank of Alabama, National Association” in the Loan Agreement As Amended shall be deemed to be “Wachovia Bank, National Association”.

2.                                       Section 1.1 of the Loan Agreement As Amended is hereby amended by adding the following definitions as additional defined terms:

“Basic Chemicals” means Basic Chemicals Company, LLC, a Delaware corporation.

“Basic Chemicals Debt” means any amount owing by Borrower to Basic Chemicals pursuant to the Basic Chemicals Note.

“Basic Chemicals Loan Documents” means the Basic Chemicals Note and any and all agreements, documents, and instruments of any kind executed or delivered in connection with, or evidencing, securing, guaranteeing or otherwise relating to the indebtedness owing by Borrower to Basic Chemicals under the Basic Chemicals Note, together with all modifications and amendments at any time made to any thereof.

“Basic Chemicals Note” means the promissory note dated June 7, 2005, made by the Borrower payable to Basic Chemicals in an original principal amount of $10,000,000.00, and includes, provided that there shall have first been obtained the prior written approval of the Bank, any amendment to such note and any promissory note given in extension or renewal of, or in substitution for, such note.

3.                                       Section 1.1 of the Loan Agreement As Amended is hereby amended by deleting the definition of “Coverage Ratio” in its entirety and substituting the following new definition in lieu thereof:

“Coverage Ratio” means, for any period, the ratio of (i) the principal amount of all borrowed debt and capitalized lease obligations of Borrower and KMG as of the end of the applicable period, to (ii) the sum of EBITDA for the Borrower and KMG for the preceding four (4) fiscal quarters.

4.                                       Section 6.1 of the Loan Agreement As Amended is hereby amended by deleting Subsection (F) thereof in its entirety and substituting the following new Subsection (F) in lieu thereof:

(F)                                 The Borrower will maintain during the term of this Agreement (determined on a consolidated basis with KMG):

(1)                                  A Fixed Charge Coverage of not less than 1.25 to 1.0 at any time; such Fixed Charge Coverage to be measured quarterly based on a rolling four-quarter basis.

(2)                                  A Coverage Ratio of not greater than: (a) 3.0 to 1.0 as of July 31, 2005, and October 31, 2005; and (b) 2.75 to 1.0 as of January 31, 2006, and at all times thereafter; said Coverage Ratio to be measured quarterly based on a rolling four-quarter basis.

(3)                                  A Borrowing Base such that the balance of the Borrower’s outstanding Revolving Loan will not, at any time, exceeding its Borrowing Base.

5.                                       Section 6.2 of the Loan Agreement As Amended is hereby amended by adding thereto the following new Subsection (S):

(S)                                 The Borrower and KMG (on a consolidated basis) will not incur, create, assume, or permit to exist any future Indebtedness in excess of, in the aggregate, $2,000,000.00 except:

(1)                                  Indebtedness owing to the Bank;

(2)                                  The Basic Chemicals Debt;

(3)                                  Indebtedness existing as of June 7, 2005; and

(4)                                  Trade indebtedness incurred in the ordinary course of business.

6.                                       Section 7.1 of the Loan Agreement As Amended is hereby amended by adding thereto the following new Subsection (L) as an additional Event of Default:

(L)                                 There shall occur any default under the Basic Chemicals Note and/or any of the other Basic Chemicals Loan Documents.

7.                                       The Loan Agreement As Amended is hereby amended by deleting Exhibit ”K” thereto, which provides the form of the Compliance Certificate, and substituting in lieu thereof the new Exhibit ”K” attached to this Amendment.

8.                                       Borrower represents and warrants to the Bank that as of the date hereof:  (a) all representations and warranties given by the Borrower in Article V of the Loan Agreement As Amended are true and correct, except to the extent affected by this Amendment; and (b) the Borrower is in full compliance with all of the covenants of the Borrower contained in Article VI of the Loan Agreement As Amended, except to the extent affected by this Amendment.  The Borrower further represents that the Borrower has full power and authority to enter into this Amendment and to consummate the transactions contemplated hereby, and the Borrower agrees to pay directly, or reimburse the Bank for, all reasonable expenses, including the reasonable fees and expenses of legal counsel, incurred in connection with the preparation of the documentation to evidence this Amendment and any other documents executed in connection herewith or in furtherance hereof.

9.                                       Except as may be modified or waived by the Bank, in its sole discretion, the effectiveness of this Amendment shall be subject to full and complete satisfaction of the following conditions:

(a)                                  Payment of Fees and Expenses.  Bank shall have received from Borrower payment of any Loan Fee and any and all other fees and expenses required by the Loan Agreement As Amended, as further amended by this Amendment, and any of the other Loan Documents then due.

(b)                                 Basic Chemicals Loan Documents.  The Bank shall have received, reviewed and approved the duly executed Basic Chemicals Note and any other Basic Chemicals Loan Documents.

(c)                                  Additional Documentation.  The Bank shall have received such additional documentation as may be requested by the Bank, or its counsel, to satisfy the Bank that this Amendment and each of the documents to be delivered pursuant hereto or in connection herewith have been duly authorized, executed and delivered on behalf of the Borrower and constitute the valid and binding obligations of the Borrower.

10.                                 The parties hereby agree that (a) except as herein expressly modified or as may be modified or amended by any document executed concurrently herewith, all of the terms, conditions, obligations and provisions of the Loan Agreement As Amended and each of the other Loan Documents shall be and remain in full force and effect, and the same are hereby ratified and confirmed in all respects, except that, to the extent that there shall be any conflict between the terms of this Amendment and any of the terms of any of the other Loan Documents not modified or amended concurrently herewith, the terms and provisions of this Amendment shall govern and each of such other Loan Documents are deemed automatically amended and modified without any further action upon the execution and delivery of this Amendment; and (b) on and after the effective date of this Amendment, each reference in the Loan Agreement As Amended to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import referring to the Loan Agreement, and each reference to the “Agreement”, the “Loan Agreement”, the “Revolving Loan Agreement”, “thereunder”, “thereof”, “therein”, or words of like import intending to refer to the Loan Agreement in the Revolving Note or any of the other Loan Documents shall mean and be a reference to the Loan Agreement As Amended, as hereby and hereafter further amended.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first above written.

WITNESSES:	WACHOVIA BANK, NATIONAL ASSOCIATION

	By:	/s/ Alan Drennen
	Its:	Group Vice President

KMG-BERNUTH, INC.

	By:	/s/ John V. Sobchak
	Its:	Vice President and CFO

EXHIBIT “K”

COMPLIANCE CERTIFICATE

To:	Wachovia Bank, National Association
420 North 20th Street (Zip Code 35203)
P.O. Box 2554 (Zip Code 35290)
Birmingham, Alabama

Date of This Report: , 20 .
☐ For the month ended , 20 .
☐ For the fiscal year ended , 20 .

Gentlemen:

I, the undersigned officer of KMG-Bernuth, Inc., a Delaware corporation (the “Borrower”), do hereby certify to you as follows:

(1)                                  I have individually reviewed the provisions of the Revolving Loan Agreement between the Borrower and you, dated as of August 1, 1996 (as amended from time to time, the “Loan Agreement”), and I have caused to be made under my supervision a review of the activities of the Borrower during the above referenced period with a view toward determining whether the Borrower has kept, observed, performed and fulfilled all of its obligations under the Loan Agreement.  To the best of my knowledge, the Borrower has kept, observed, performed and fulfilled each and every undertaking contained in the Loan Agreement, and is not at this time in default in the observance or performance of any of the terms or conditions of the Loan Agreement, and no Event of Default has occurred and is continuing, and no event has occurred and is continuing, that, with the giving of notice or the passage of time or both, would be an Event of Default, except as follows:

(2)                                  I further certify to you that no material adverse change has occurred in either the financial condition or the business of the Borrower since the date of the Loan Agreement, and that all representations and warranties set forth within Article V of the Loan Agreement are true and correct in all respects as if made on and as of the date hereof, except as follows:

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(3)                                  During the period noted above, the Borrower has not changed its name, any of its places of business, principal executive office, or been the surviving corporation in a merger, nor has it changed the places where the Collateral is located except as itemized below:

(4)                                  The requirements of the financial covenants for the Borrower set forth in Section 6.1(F) of the Loan Agreement (determined on a consolidated basis with KMG) are set forth below, together with the calculation thereof for the above referenced period:

As Of
Reporting
	Required	Date

Fixed Charge Coverage

EBITDA Coverage Ratio

(5)                                  Terms capitalized herein have the same meaning as those in the Loan Agreement.

KMG-BERNUTH, INC.

By:

Its:

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